Exhibit 99.1

Kaltura Announces Financial Results for First Quarter 2026
Kaltura released an updated investors presentation that showcases its interactive agentic-AI avatar technology

NEW YORK, May 11, 2026 - Kaltura, Inc. (Nasdaq: KLTR, “Kaltura” or the “Company”), the Agentic Digital Experience company, today announced financial results for the first quarter ended March 31, 2026, as well as outlook for second quarter and full year 2026.

The Company’s investor presentation for the quarter, which now showcases its agentic avatar technology, is available at: https://q1-26-avatar.kaltura.com/

Total revenue for the first quarter was $44.6 million, with subscription revenue of $43.2 million. Adjusted EBITDA for the quarter was $5.7 million. All three results were above the high end of their guidance range.

Ron Yekutiel, Co-Founder, Chairman, President, and Chief Executive Officer of Kaltura, said, “We are off to a strong start in 2026, exceeding the high end of our guidance across all key metrics and delivering our first Q1 with positive operating cash flow. During the quarter, we launched new avatar-based products and signed the PathFactory acquisition, which closed shortly after quarter end. We’ve made meaningful progress over the quarter in our transition to powering rich, agentic digital experiences across organizational journeys, with growing customer engagement, expanding use cases, and early signs of momentum across our new offerings. We look forward to engaging with customers and partners at our upcoming Kaltura Connect on the Road events.”

First Quarter 2026 Business Highlights

•Exceeded the high end of guidance across revenue and adjusted EBITDA and achieved positive cash flow from operations in a first quarter for the first time in the company’s history.
•New subscription bookings followed typical seasonal patterns, including one seven-digit and fourteen six-digit new deals, as well as three new AI-related deals.
•Achieved the highest gross retention level in the past five quarters, reflecting improving customer stability.
•Expanded AI capabilities across the platform, including the general availability of conversational Agentic Avatar and its Software Development Kit (SDK).
•Achieved ISO/IEC 42001 certification for Artificial Intelligence Management Systems, reinforcing Kaltura’s commitment to responsible enterprise-grade AI deployment.
•Continued to make progress in the company’s strategic transition toward powering rich, agentic digital experiences across organizational journeys, with growing customer engagement, expanding use cases, and early signs of momentum across its emerging offerings.
•Announced partnerships with Cornerstone to deliver integrated AI-powered digital learning experiences, and with Descript to provide enterprises integrated AI-powered video capabilities.

Subsequent Events

•Completed the acquisition of PathFactory on April 1, 2026 (signed in the first quarter), adding content intelligence and journey orchestration capabilities that enable understanding of user intent and the delivery of personalized digital experiences, and showcased an integrated ‘Agentic Revenue Engagement Platform’ at Adobe Summit 2026.
•Announced the general availability of an Avatar Video Production Studio for the creation of avatar-narrated recorded videos (beta unveiled in the first quarter).

First Quarter 2026 Financial Highlights

•    Total revenue for the first quarter of 2026 was $44.6 million, a decrease of 5% compared to $47.0 million for the first quarter of 2025.

•    Subscription revenue for the first quarter of 2026 was $43.2 million, a decrease of 4% compared to $44.9 million for the first quarter of 2025.

•    On a reporting-segment basis, Enterprise, Education and Technology (EE&T) total revenue declined 1% year-over-year in the first quarter, while Media & Telecom (M&T) total revenue declined 17% year-over-year, primarily due to elevated gross churn throughout 2025.

•    Annualized Recurring Revenue (ARR) for the first quarter of 2026 was $168.8 million, a decrease of 3% compared to $174.8 million for the first quarter of 2025.

•    GAAP Gross profit for the first quarter of 2026 was $32.1 million, representing a gross margin of 72% compared to a GAAP gross profit of $32.7 million and gross margin of 70% for the first quarter of 2025.

•    Subscription gross margin was flat year-over-year at 77%.

•    Non-GAAP Gross profit for the first quarter of 2026 was $32.3 million, representing a non-GAAP gross margin of 72%, compared to a non-GAAP gross profit of $33.0 million and non-GAAP gross margin of 70% for the first quarter of 2025.

•    Total operating expenses for the first quarter of 2026 were $33.3 million, compared to $34.3 million for the first quarter of 2025.

•    GAAP Operating loss for the first quarter of 2026 was $1.2 million, compared to $1.6 million for the first quarter of 2025.

•    Non-GAAP Operating profit for the first quarter of 2026 was $4.6 million, compared to $3.1 million for the first quarter of 2025.

•    GAAP Net loss was $3.8 million or $0.03 per diluted share for the first quarter of 2026, compared to a GAAP net loss of $1.1 million, or $0.01 per diluted share, for the first quarter of 2025.

•    Non-GAAP Net profit was $2.1 million or $0.01 per diluted share for the first quarter of 2026, compared to a non-GAAP net profit of $2.0 million, or $0.01 per diluted share, for the first quarter of 2025.

•    Adjusted EBITDA was $5.7 million for the first quarter of 2026, compared to Adjusted EBITDA of $4.1 million for the first quarter of 2025.

Balance Sheet and Cash Flow

•    The balance of cash, cash equivalents, and marketable securities at the end of the first quarter was $61.8 million.

•    Net cash provided by operating activities was $0.7 million for the first quarter of 2026, compared to net cash used in operating activities of $1.0 million in the first quarter of 2025.

Financial Outlook

For the second quarter of 2026, the Company expects:
•Subscription revenue to grow 2-4% year-over-year to between $43.3 million and $44.1 million
•Total revenue to grow between 2-3% year-over-year to between $45.2 million and $46.0 million
•Adjusted EBITDA to be between $2.0 million and $3.0 million

For the full year ending December 31, 2026, the Company expects:
•Subscription revenue to grow 1-3% to between $174.5 million and $176.7 million
•Total revenue to grow 1-2% to between $182.6 million and $184.8 million
•Adjusted EBITDA to be between $13.8 million and $15.2 million

The Company’s outlook reflects the recurring nature of its business, expected revenue timing patterns during the year, foreign exchange trends, and anticipated investments related to the integration and expansion of its recently acquired AI capabilities, including the recent acquisitions of eSelf and PathFactory.

The guidance provided above contains forward-looking statements and actual results may differ materially. Refer to “Forward-Looking Statements” below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.Kaltura has not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net loss within this press release because the Company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. The reconciliation for Adjusted EBITDA includes but is not limited to the following items: stock-based compensation expenses, depreciation, amortization, financial expenses (income), net, provision for income tax, and other non-recurring operating expenses.

These items, which could materially affect the computation of forward-looking GAAP net loss, are inherently uncertain and depend on various factors, some of which are outside of the Company’s control. The guidance above is based on the Company's current expectations relating to the macro-economic climate trends.

Additional information on Kaltura’s reported results, including a reconciliation of the non-GAAP financial measures to their most comparable GAAP measures, is included in the financial tables below.

Investor Deck

The Company’s investor presentation for the quarter, which now showcases its agentic avatar technology, is available at: https://q1-26-avatar.kaltura.com/

Conference Call

Kaltura will host a conference call today on May 11, 2026 to review its first quarter financial results and to discuss its financial outlook.

Time:	4:30 p.m. ET
United States/Canada Toll Free:	1-877-407-0789
International Toll:	1-201-689-8562

A live webcast will also be available in the Investor Relations section of Kaltura’s website at: https://investors.kaltura.com/news-and-events/events.
A replay of the webcast will be available in the Investor Relations section of the company’s web site approximately two hours after the conclusion of the call and remain available for approximately 30 calendar days.

About Kaltura

Kaltura’s mission is to power rich, agentic digital experiences across organizational journeys for customers, employees, learners, and audiences. Its platform combines intelligent content creation, enterprise-grade content management and intelligence, and multimodal conversational engagement capabilities. Kaltura serves leading enterprises, financial institutions, educational institutions, media and telecom providers, and other organizations worldwide. For more information, visit www.corp.kaltura.com.

Investor Contacts:
Kaltura
Liron Sharon
Interim Principal Financial Officer
IR@Kaltura.com

Sapphire Investor Relations
Erica Mannion and Michael Funari
+1 617 542 6180
IR@Kaltura.com

Media Contacts:
Kaltura
Nohar Zmora
SVP Marketing
pr.team@kaltura.com

Headline Media
Raanan Loew
raanan@headline.media
+1 347 897 9276

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including but not limited to, statements regarding our future financial and operating performance, including our guidance and long-term targets; our business strategy, plans and objectives for future operations; our transaction with PathFactory, including the timing thereof; expectations with respect to our products and capabilities, including the adoption and performance of our new AI-driven technologies; our expectations regarding potential profitability and growth; and general economic, business and industry conditions, including expectations with respect to trends in customer consolidation.

In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “potential,” “positioned,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Any forward-looking statements contained herein are based on our historical performance and our current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent our expectations as of the date of this press release. Subsequent events may cause these expectations to change, and we disclaim any obligation to update the forward-looking statements in the future, except as required by law. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from our current expectations.

Important factors that could cause actual results to differ materially from those anticipated in our forward-looking statements include, but are not limited to, the current volatile economic climate and its direct and indirect impact on our business and operations; political, economic, and military conditions in Israel and other geographies; our ability to retain our customers and meet demand; our ability to achieve and maintain profitability; the evolution of the markets for our offerings; our ability to keep pace with technological and competitive developments; risks associated with our use of certain artificial intelligence and machine learning models; our ability to maintain the interoperability of our offerings across devices, operating systems and third-party applications; risks associated with our Application Programming Interfaces, other components in our offerings and other intellectual property; our ability to compete successfully against current and future competitors; our ability to increase customer revenue; conditions in the regions in which we operate; risks related to our approach to revenue recognition; our potential exposure to cybersecurity threats; our compliance with data privacy and data protection laws; the potential impact of the EU Data Act ; our ability to meet our contractual commitments under customer agreements; our reliance on third parties; our dependence on and ability to retain our key personnel; risks related to revenue mix and customer base; risks related to our international operations; risks related to potential acquisitions; risks related to real or perceived issues with our platform, products or solutions; our ability to generate or raise additional capital; risks related to changes or developments in U.S. or international laws or policies; and the other risks under the caption “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in our other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and the Investor Relations page of our website at investors.kaltura.com.

Non-GAAP Financial Measures

Kaltura has provided in this press release and the accompanying tables measures of financial information that have not been prepared in accordance with generally accepted accounting principles in the U.S. ("GAAP"), including non-GAAP gross profit, non-GAAP gross margin (calculated as a percentage of revenue), non-GAAP research and development expenses, non-GAAP sales and marketing expenses, non-GAAP general and administrative expenses, non-GAAP operating profit, non-GAAP operating margin (calculated as a percentage of revenue), non-GAAP net profit, non-GAAP net profit per share and Adjusted EBITDA.

Beginning with the second quarter of 2025, non-GAAP Net profit (loss) was adjusted for gains or losses from foreign currency translation adjustments, with the recent fluctuation of the U.S dollar, specifically against the Israeli Shekel and less certainty in the global economic environment, Kaltura believes that this change will provide a better reflection of its overall operating performance on an adjusted net profit (loss) basis.

Kaltura defines these non-GAAP financial measures as the respective corresponding GAAP measure, adjusted for, as applicable: (1) stock-based compensation expense; (2) the amortization of acquired intangibles; (3) strategic initiatives expenses, (4) foreign currency translation adjustments loss (gain); and (5) change in the fair value of the contingent consideration. Kaltura defines EBITDA as net profit (loss) before financial expenses (income), net, provision for income taxes, and depreciation and amortization expenses.

Adjusted EBITDA is defined as EBITDA (as defined above), adjusted for the impact of certain non-cash and other items that we believe are not indicative of our core operating performance, such as non-cash stock-based compensation expenses and certain non-recurring operating expenses. These non-GAAP metrics are a supplemental measure of our performance, are not defined by or presented in accordance with GAAP, and should not be considered in isolation or as an alternative to net profit (loss) or any other performance measure prepared in accordance with GAAP.

Non-GAAP financial measures are presented because we believe that they provide useful supplemental information to investors and analysts regarding our operating performance and are frequently used by these parties in evaluating companies in our industry.

By presenting these non-GAAP financial measures, we provide a basis for comparison of our business operations between periods by excluding items that we do not believe are indicative of our core operating performance. We believe that investors’ understanding of our performance is enhanced by including these non-GAAP financial measures as a reasonable basis for comparing our ongoing results of operations. Additionally, our management uses these non-GAAP financial measures as supplemental measures of our performance because they assist us in comparing the operating performance of our business on a consistent basis between periods, as described above. Although we use the non-GAAP financial measures described above, such measures have significant limitations as analytical tools and only supplement but do not replace our financial statements in accordance with GAAP. See the tables below regarding reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures.

Key Financial and Operating Metrics

Annualized Recurring Revenue. We use Annualized Recurring Revenue (“ARR”) as a measure of our revenue trend and an indicator of our future revenue opportunity from existing recurring customer contracts. We calculate ARR by annualizing our recurring revenue for the most recently completed fiscal quarter. Recurring revenues are generated from SaaS and PaaS subscriptions, as well as term licenses for software installed on the customer's premises (“On-Prem”). For the SaaS and PaaS components, we calculate ARR by annualizing the actual recurring revenue recognized for the latest fiscal quarter. For the On-Prem components for which revenue recognition is not ratable across the license term, we calculate ARR for each contract by dividing the total contract value (excluding professional services) as of the last day of the specified period by the number of days in the contract term and then multiplying by 365. Recurring revenue excludes revenue from one-time professional services and setup fees. ARR is not adjusted for the impact of any known or projected future customer cancellations, upgrades or downgrades or price increases or decreases. The amount of actual revenue that we recognize over any 12-month period is likely to differ from ARR at the beginning of that period, sometimes significantly. This may occur due to new bookings, cancellations, upgrades or downgrades, pending renewals, professional services revenue, foreign exchange rate fluctuations and acquisitions or divestitures. ARR should be viewed independently of revenue as it is an operating metric and is not intended to be a replacement or forecast of revenue. Our calculation of ARR may differ from similarly titled metrics presented by other companies.

Net Dollar Retention Rate. Our Net Dollar Retention Rate, which we use to measure our success in retaining and growing recurring revenue from our existing customers, compares our recognized recurring revenue from a set of customers across comparable periods. We calculate our Net Dollar Retention Rate for a given period as the recognized recurring revenue from the latest reported fiscal quarter from the set of customers whose revenue existed in the reported fiscal quarter from the prior year (the numerator), divided by recognized recurring revenue from such customers for the same fiscal quarter in the prior year (denominator). For annual periods, we report Net Dollar Retention Rate as the arithmetic average of the Net Dollar Retention Rate for all fiscal quarters included in the period. We consider subdivisions of the same legal entity (for example, divisions of a parent company or separate campuses that are part of the same state university system) ,as well as Value-add Resellers (“VARs”) (meaning resellers that directly manage the relationship with the customer) and the customers they manage, to be a single customer for purposes of calculating our Net Dollar Retention Rate. Our calculation of Net Dollar Retention Rate for any fiscal period includes the positive recognized recurring revenue impacts of selling new services to existing customers and the negative recognized recurring revenue impacts of contraction and attrition among this set of customers. Our Net Dollar Retention Rate may fluctuate as a result of a number of factors, including the growing level of our revenue base, the level of penetration within our customer base, expansion of products and features, and our ability to retain our customers. Our calculation of Net Dollar Retention Rate may differ from similarly titled metrics presented by other companies.

Remaining Performance Obligations. Remaining Performance Obligations represents the amount of contracted future revenue that has not yet been delivered, including both subscription and professional services revenues. Remaining Performance Obligations consists of both deferred revenue and contracted non-cancelable amounts that will be invoiced and recognized in future periods. We expect to recognize 67% of our Remaining Performance Obligations as revenue over the next 12 months, and the remainder over the next four years. However, we cannot guarantee that any portion of our Remaining Performance Obligations will be recognized as revenue within the timeframe we expect or at all.

Consolidated Balance Sheets (U.S. dollars in thousands; Unaudited)

	As of
	March 31, 2026	December 31, 2025
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$58,395	$27,521
Marketable securities	3,409	24,358
Trade receivables	17,053	16,358
Prepaid expenses and other current assets	12,077	13,938
Deferred contract acquisition and fulfillment costs, current	7,667	8,508

Total current assets	98,601	90,683

LONG-TERM ASSETS:
Marketable securities	—	10,883
Property and equipment, net	11,862	12,361
Other assets, noncurrent	3,738	3,501
Deferred contract acquisition and fulfillment costs, noncurrent	8,297	9,403
Operating lease right-of-use assets	9,832	10,311
Intangible assets, net	2,050	2,137
Goodwill	25,386	25,418

Total noncurrent assets	61,165	74,014

TOTAL ASSETS	$159,766	$164,697

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Current portion of long-term loans	27,807	29,035
Trade payables	8,360	3,788
Employees and payroll accruals	13,500	14,876
Accrued expenses and other current liabilities	15,823	15,592
Operating lease liabilities	2,946	2,901
Deferred revenue, current	53,899	60,291

Total current liabilities	122,335	126,483

NONCURRENT LIABILITIES:
Deferred revenue, noncurrent	1,794	2,159
Operating lease liabilities, noncurrent	13,770	14,398
Other liabilities, noncurrent	17,223	15,325

Total noncurrent liabilities	32,787	31,882

TOTAL LIABILITIES	$155,122	$158,365
STOCKHOLDERS' EQUITY:
Common stock	18	18
Treasury stock	(34,006)	(34,006)
Additional paid-in capital	522,191	518,443
Accumulated other comprehensive income	1,092	2,759
Accumulated deficit	(484,651)	(480,882)

Total stockholders' equity	4,644	6,332

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$159,766	$164,697

Consolidated Statements of Operations (U.S. dollars in thousands, except for share data; Unaudited)

	Three Months ended March 31
	2026	2025

Revenue:
Subscription	$43,189	$44,906
Professional services	1,437	2,078

Total revenue	44,626	46,984

Cost of revenue:
Subscription	9,745	10,487
Professional services	2,773	3,761

Total cost of revenue	12,518	14,248

Gross profit	32,108	32,736

Operating expenses:

Research and development	10,736	12,088
Sales and marketing	11,849	11,923
General and administrative	10,747	10,302

Total operating expenses	33,332	34,313

Operating loss	1,224	1,577

Financial expenses (income), net	85	(1,803)

Income (loss) before provision for income taxes	(1,309)	226

Provision for income taxes	2,460	1,345

Net loss	3,769	1,119

Net loss per share attributable to common stockholders, basic and diluted	$0.03	$0.01

Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	145,840,668	154,009,623

Consolidated Statements of Operations (U.S. dollars in thousands, except for share data; Unaudited)

Stock-based compensation included in above line items:

	Three Months ended March 31,
	2026	2025

Cost of revenue	$106	$128
Research and development	1,014	849
Sales and marketing	484	432
General and administrative	2,157	3,124

Total	$3,761	$4,533

Revenue by Segment (U.S. dollars in thousands; Unaudited):

	Three Months Ended March 31,
	2026	2025

Enterprise, Education and Technology	$34,151	$34,416
Media and Telecom	10,475	12,568

Total	$44,626	$46,984

Gross Profit by Segment (U.S. dollars in thousands; Unaudited):

	Three Months Ended March 31,
	2026	2025

Enterprise, Education and Technology	$26,462	$26,568
Media and Telecom	5,646	6,168

Total	$32,108	$32,736

Consolidated Statement of Cash Flows (U.S. dollars in thousands; Unaudited)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities:
Net loss	$(3,769)	$(1,119)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,189	1,185
Stock-based compensation expenses	3,761	4,533
Amortization of deferred contract acquisition and fulfillment costs	2,575	2,864
Loss on sale of property and equipment	14	—
Non-cash interest expense (income), net	96	(60)
Loss (gain) on foreign exchange	39	(61)
Changes in operating assets and liabilities:
Decrease (increase) in trade receivables	(695)	1,769
Decrease (increase) in prepaid expenses and other current assets and other assets, noncurrent	138	(1,293)
Increase in deferred contract acquisition and fulfillment costs	(694)	(1,104)
Increase in trade payables	4,522	5,216
Increase (decrease) in accrued expenses and other current liabilities	231	(1,973)
Decrease in employees and payroll accruals	(1,553)	(2,566)
Increase in other liabilities, noncurrent	1,663	1,044
Decrease in deferred revenue	(6,757)	(9,254)
Operating lease right-of-use assets and lease liabilities, net	(104)	(228)

Net cash provided by (used in) operating activities	656	(1,047)

Cash flows from investing activities:

Investment in available-for-sale marketable securities	—	(26,390)
Proceeds from maturities of available-for-sale marketable securities	31,758	28,933
Purchases of property and equipment	(61)	(297)
Capitalized internal-use software development costs	(268)	—

Net cash provided by investing activities	31,429	2,246

Cash flows from financing activities:

Repayment of long-term loans	(1,313)	(875)
Proceeds from exercise of stock options	141	1,470
Cash settlement of equity classified share-based payment awards	—	(889)
Repurchase of common stock	—	(2,318)
Payments on account of repurchase of common stock	—	(12)

Net cash used in financing activities	(1,172)	(2,624)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	$(39)	$61

Net increase (decrease) in cash, cash equivalents and restricted cash	$30,874	$(1,364)
Cash, cash equivalents and restricted cash at the beginning of the period	27,621	33,159
Cash, cash equivalents and restricted cash at the end of the period	$58,495	$31,795

Reconciliation from GAAP to Non-GAAP Results (U.S. dollars in thousands; Unaudited)

	Three Months
	Ended March 31,
	2026	2025
Reconciliation of gross profit and gross margin
GAAP gross profit	$32,108	$32,736
Stock-based compensation expense	106	128
Amortization of acquired intangibles	107	97
Non-GAAP gross profit	32,321	32,961
GAAP gross margin	72%	70%
Non-GAAP gross margin	72%	70%
Reconciliation of operating expenses
GAAP research and development expenses	$10,736	$12,088
Stock-based compensation expense	1,014	849
Non-GAAP research and development expenses	$9,722	$11,239
GAAP sales and marketing	$11,849	$11,923
Stock-based compensation expense	484	432
Amortization of acquired intangibles	13	14
Non-GAAP sales and marketing expenses	$11,352	$11,477
GAAP general and administrative expenses	$10,747	$10,302
Stock-based compensation expense	2,157	3,124
Strategic initiatives expenses(b)	1,624	—
Change in fair value of contingent consideration	317	—
Non-GAAP general and administrative expenses	$6,649	$7,178
Reconciliation of operating loss and operating margin
GAAP operating loss	(1,224)	(1,577)
Stock-based compensation expense	3,761	4,533
Amortization of acquired intangibles	120	111
Strategic initiatives expenses	1,624	—
Change in fair value of contingent consideration	317	—
Non-GAAP operating profit	$4,598	$3,067
GAAP operating margin	(3)%	(3)%
Non-GAAP operating margin	10%	7%
Reconciliation of net loss
GAAP net loss attributable to common stockholders	$(3,769)	$(1,119)
Stock-based compensation expense	3,761	4,533
Amortization of acquired intangibles	120	111
Strategic initiatives expenses	1,624	—
Change in fair value of contingent consideration	317	—
Foreign currency translation adjustments loss (gain)(c)	4	(1,572)
Non-GAAP net profit attributable to common stockholders	$2,057	$1,953

Non-GAAP net earnings per share - basic	$0.01	$0.01
Non-GAAP net earnings per share - diluted	$0.01	$0.01

Reconciliation of weighted average number of shares outstanding:
Weighted-average number of shares used in calculating GAAP and Non-GAAP net earnings (loss) per share, basic	145,840,668	154,009,623
Effect of dilutive shares used in calculating Non-GAAP net earnings (loss) per share, diluted (d)	7,197,901	11,294,304
Weighted-average number of shares used in calculating Non-GAAP net earnings (loss) per share, diluted	153,038,569	165,303,927

Adjusted EBITDA (U.S. dollars in thousands; Unaudited)

	Three Months Ended March 31,
	2026	2025

Net loss	$(3,769)	$(1,119)
Financial expenses (income), net (a)	85	(1,803)
Provision for income taxes	2,460	1,345
Depreciation and amortization	1,189	1,185
EBITDA	(35)	(392)
Non-cash stock-based compensation expense	3,761	4,533
Strategic initiatives expenses (b)	1,624	—
Change in fair value of contingent consideration	317	—
Adjusted EBITDA	$5,667	$4,141

(a)The three months ended March 31, 2026 and 2025 included $544 and $609 respectively, of interest expenses and $540 and $896 respectively, of interest income.
(b)Strategic initiatives expenses for the three months ended March 31, 2026 relate to professional fees, consulting services, transaction-related costs incurred in connection with the acquisition of PathFactory and other costs associated with strategic initiatives.

(c)Represents gains or losses from foreign currency translation adjustments related to the remeasurement of monetary assets and liabilities to the Company’s functional currency, using exchange rates in effect as of the end of the reporting period.
(d)The effect of these dilutive shares was not included in the GAAP calculation of diluted net loss per share for the three months ended March 31, 2026 and 2025 because the effect would have been anti-dilutive.

Reported KPIs

	March 31,
	2026	2025
	(U.S. dollars amounts in thousands)
Annualized Recurring Revenue	$168,786	$174,842
Remaining Performance Obligations (1)	$154,471	$154,621

(1)     Remaining Performance Obligations as of March 31, 2025 reflect a reassessment of the historical treatment of certain customer contracts that contain “termination for convenience” clauses, which has resulted in a negative adjustment of $30,239.

	Three Months Ended March 31,
	2026	2025
Net Dollar Retention Rate	95%	107%